EXHIBIT A

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13G filed herewith is being filed jointly with the Securities and Exchange Commission pursuant to Rule 13d-1(k)(1)(iii) promulgated pursuant to the Securities Exchange Act of 1934, as amended, on behalf of each such person.

Date: June 17, 2010	ABU DHABI INVESTMENT AUTHORITY

/s/ HAREB AL DARMAKI

	By:	Hareb Al Darmaki

	Title:	Executive Director

/s/ KHALAF AL NAJJAS

	By:	Khalaf Al Najjas

	Title:	Assistant Director

PROCIFIC

/s/ AHMED GHUBASH

	By:	Ahmed Ghubash

	Title:	Director